UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)    September 29, 2004

                           THE BOMBAY COMPANY, INC.
            (Exact Name of Registrant as Specified in Its Charter)




                                   Delaware
                 (State or Other Jurisdiction of Incorporation)

        1-7832                                        75-1475223
(Commission File Number)                   (I.R.S. Employer Identification No.)

550 Bailey Avenue, Fort Worth, Texas                    76107
(Address of Principal Executive Offices)             (Zip Code)

                                (817) 347-8200
           Registrant's Telephone Number, Including Area Code


      (Former Name or Former Address, if Changed Since Last Report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
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Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

   The information provided in Item 2.03 below is hereby incorporated herein by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

   Effective September 29, 2004, The Bombay Company, Inc. entered into a new secured credit facility, with an aggregate commitment of up to $125 million, pursuant to a credit agreement with Wells Fargo Retail Finance, LLC, as Arranger and Administrative Agent. The facility replaced the Company's previous $75 million facility, all indebtedness under which was repaid coincident with the closing of the new facility. The new credit facility is comprised of separate lines of credit in the United States and in Canada, with separate availability bases. The United States and Canadian lines are secured by inventory, receivables and certain other assets of the Company and its United States subsidiaries. The Canadian line is also secured by certain assets of the Company's Canadian subsidiary, which can borrow up to US$18 million under the line in certain circumstances. Aggregate borrowings under the United States and Canadian lines cannot exceed $125 million except as noted below.

   The new facility can be used for working capital, inventory financing, and letter of credit needs. Borrowings under the facility can be made, at the Company's option and subject to certain limitations, in the form of loans or by the issuance of bankers' acceptances with respect to inventory purchases.
Loans under the facility bear interest, at the Company's option, at either the prime lending rate of Wells Fargo Bank, National Association, or the LIBOR rate plus a margin of 1.00% to 1.75%, with such margin depending on the amount by which the average available commitment exceeds usage under the line. The available commitment under the facility is limited to a borrowing base generally comprised of 75% of eligible inventory and 85% of receivables, as defined in the credit agreement, and with seasonal and reserve adjustments.
The aggregate commitment under the facility can be increased to $175 million prior to September 15, 2007, at the request of the Company. The facility expires September 15, 2009.

   The credit agreement contains no covenants regarding the maintenance of financial ratios, but does include other customary covenants including, but not limited to:

   a requirement that the Company maintain certain minimum availability under the facility;
   a requirement that the Company report to the lender certain financial and operational information on a recurring basis; restrictions regarding the incurrence of debt by the Company;
   restrictions  regarding  the  creation  of  liens  on  assets of the
      Company;
   restrictions  regarding  dissolution, liquidation or merger  of  the
      Company;
   restrictions  regarding  the  Company  making  certain  investments, advances and loans;
   restrictions regarding the  sale,  transfer  or other disposition of assets of the Company; and
   restrictions regarding transactions with affiliates of the Company.
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   Furthermore, the credit agreement allows the Company to acquire shares of its common stock and to declare and pay dividends, so long as:

   no default or event of default has occurred and is continuing;
   immediately after giving effect thereto availability  exceeds  usage under the line by at least $25 million; and certain other conditions are satisfied.

   The credit agreement also contains customary events of default including, but not limited to, the failure on the part of the Company to satisfy the above-described covenants. If an event of default occurs and is continuing, the lender may elect to pursue remedies including, but not limited to:

   declaring all obligations immediately due and payable;
   ceasing  to advance money or extend credit to or for the benefit  of the Company;
   terminating the credit facility; or
   liquidating the collateral for the benefit of the lender.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

   (c)Exhibits

Exhibit No.                                   Description

   10.1 Loan and Security Agreement by and among The Bombay Company, Inc. and each of its subsidiaries that are signatories thereto as Borrowers, the lenders that are signatories thereto as Lenders, and Wells Fargo Retail Finance, LLC as Arranger and
                                        Administrative Agent, dated September
                                        29, 2004

   10.2                                 U.S. Note

   10.3                                 Canadian Note

   99                                   Press release dated September 30, 2004
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                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE BOMBAY COMPANY, INC.
                                        (Registrant)



Date:October 29, 2004                   /S/ ELAINE D. CROWLEY
                                        Elaine D. Crowley
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer
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